Exhibits 8.1.

List of significant subsidiaries of Pampa Energía S.A.

1) Generation Business

Inversora Ingentis S.A.

Inversora Nihuiles S.A.

Inversora Diamante S.A.

Inversora Piedra Buena S.A.

Central Térmica Loma de la Lata S.A.

Powerco S.A.

Pampa Generación S.A.

Hidroeléctrica Los Nihuiles S.A.

Hidroeléctrica Diamante S.A.

Central Térmica Piedra Buena S.A.

Central Térmica Güemes S.A.

Energía Distribuida S.A.

2) Transmission Business

Transelec Argentina S.A.

Citelec S.A.

Transener S.A.

Transba S.A.

3) Distribution Business

IEASA S.A.

EASA S.A.

Empresa Distribuidora y Comercializadora Norte S.A.

Emdersa Holding S.A.

Emdersa S.A.

Empresa Distribuidora de Salta S.A.

Empresa Distribuidora de La Rioja S.A.

Empresa Distribuidora San Luis S.A.

Emdersa Generación Salta S.A.

Empresa de Sistemas Eléctricos Dispersos S.A.

EDEN S.A.

4) Oil Business

Petrolera Pampa S.A.

5) Gas Business

EPCA S.A.

Compañía de Inversiones de Energía S.A.

TGS S.A.

6) Other Business

Pampa Real Estate S.A.

Bodega Loma de la Lata S.A.

All of the subsidiaries mentioned above have their jurisdiction of incorporation in the Republic of Argentina.